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     10.24  Lease Agreement, dated April 25, 1995 between Five-Forty North
            Associates a Partnership and the Registrant, for Registrant's offices, demonstration facility, and equipment manufacturing facilities.


                                 LEASE AGREEMENT

                           FIVE-FORTY NORTH ASSOCIATES
                                   (Landlord)


                                KYZEN CORPORATION
                                    (Tenant)

                           First Floor, South End and
                              Second Floor, Center
                           540 North Commercial Street
                            Manchester, New Hampshire


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                                    CONTENTS


ARTICLE I - Leased Premises; Construction; Possession
ARTICLE II - Term of Lease
ARTICLE III - Option to Renew
ARTICLE IV - Rent
ARTICLE V - Security Deposit
ARTICLE VI - Quiet Enjoyment
ARTICLE VII - Common Areas of the Building; Maintenance Thereof
ARTICLE VIII - Condition of Leased Premises; Repairs
ARTICLE IX - Improvements by Tenant
ARTICLE X - Machinery and Equipment - Trace Fixtures
ARTICLE XI - Utilities
ARTICLE XII - Use of Leased Premises
ARTICLE XIII - Hazardous Waste or Substances
ARTICLE XIV - Assignment; Subleasing
ARTICLE XV - Taxes and Assessments
ARTICLE XVI - Mechanic's Lien
ARTICLE XVII - Eminent Domain
ARTICLE XVIII - Liability
ARTICLE XIX - Rules and Regulations
ARTICLE XX - Landlord's Insurance
ARTICLE XXI - Tenant's Insurance
ARTICLE XXII - Destruction or Damage
ARTICLE XXIII - Repossession by Landlord
ARTICLE XXIV - Mortgage Lien
ARTICLE XXV - Default
ARTICLE XXVI - Access to Leased Premises
ARTICLE XXVII - Notices
ARTICLE XXVIII - Signs; Exterior Appearance; Pylon; Sign
ARTICLE XXIX - Short Form Recording
ARTICLE XXX - No Broker
ARTICLE XXXI - Warranties and Representations of Tenant
ARTICLE XXXII - Succession
ARTICLE XXXIII - Waiver
ARTICLE XXXIV - Governing Law
ARTICLE XXXV - Counterparts
ARTICLE XXXVI - Modification; Entire Agreement
ARTICLE XXXVII - Section Headings
ARTICLE XXXVIII- Severability


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         LEASE dated this 25th day of April, 1995, by and between FIVE-FORTY
NORTH ASSOCIATES, a New Hampshire limited partnership ("Landlord") and KYZEN CORPORATION, a Utah corporation ("Tenant").

                                   WITNESSETH:

ARTICLE I - LEASED PREMISES; CONSTRUCTION; POSSESSION

         1.1 Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, upon and subject to the terms and provisions of this Lease, an area of approximately Eleven Thousand Three Hundred Twenty-Nine (11,329) square feet, as cross-hatched on the floor plan attached hereto as Exhibit A-1 (the "Leased Premises"), which area is a part of a warehouse located at 540 Commercial Street, Manchester, Hillsborough County, New Hampshire, as more particularly described in Exhibit A-2 attached hereto (the "Building").

         1.2 Landlord shall perform the "Landlord's Work" substantially in accordance with the Landlord's and Tenant's Architectural and Construction Work described in Exhibit B attached hereto by approximately June 1, 1995 subject to delays caused by governmental restrictions, strikes, lock-outs, shortages of labor or material, acts of God, war or civil commotion, fire, unavoidable casualty, inclement weather or cause beyond the reasonable control of Landlord.

         1.3 For all purposes in this Lease, the term "Tenant's Proportionate Share" shall mean six and four tenths percent (6.4%), which is the ratio that the gross square feet of the Leased Premises bears to the total rentable square feet of the Building.

ARTICLE II - TERM OF LEASE

         2.1 The original term of this Lease is for a period of three (3) years, which period will commence on June 1, 1995 and will end on May 31, 1998.

         2.2 The term "Lease Year", as used herein, shall mean the period which commences on June 1 of each year and terminates on May 31 of each year.

         2.3 If Tenant holds over after the expiration of this term or any exercised option term without objection from Landlord, then such holding over will not extend the term of this Lease, but will create a month-to-month tenancy under the same conditions as this Lease except that rent shall be paid in the amount of one hundred twenty-five percent (125%) the base rent set forth in
Section 4.1 hereof.

ARTICLE III - OPTION TO RENEW

         3.1 Tenant shall have the option to renew this Lease for one (1) additional terms of one (1) year. So long as Tenant is not in default under the terms of this Lease, said option may be exercised by giving notice to Landlord at least ninety (90) days prior to the expiration of the original term of the Lease of Tenant's intent to exercise the option. The rent payable by Tenant during the renewal term shall be as specified in Section 4.ltd) below.

ARTICLE IV - RENT

         4.1 Tenant shall pay Landlord (at the address specified in Article XXVIII hereof), as base rent for the Leased Premises during the term of this Lease (the "Base Rent"), as follows:

         (a) During Lease Year 1, the annual sum of Fifty-Six Thousand Seven Hundred Dollars ($56,700), payable in equal monthly installments of Four Thousand Seven Hundred Twenty-Five Dollars ($4,725);

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         (b) During Lease Year 2, the annual sum of Sixty-One Thousand Five
Hundred Dollars ($61,500), payable in equal monthly installments of Five Thousand One Hundred Twenty-Five Dollars ($5,125);

         (c) During Lease Year 3, the annual sum of Sixty-Six Thousand Nine Hundred Dollars ($66,900), payable in equal monthly installments of Five Thousand Five Hundred Seventy-Five Dollars ($5,575; and

         (d) During Lease Year 4 (in the event that Tenant exercises its option to renew), the annual sum of Seventy-Three Thousand Five Hundred Sixty Dollars ($73,560), payable in equal monthly installments of Six Thousand One Hundred Thirty Dollars ($6,130).

         4.2 All rent is payable in advance, without demand, in fixed monthly installments of one-twelfth (1/12) of the then-current yearly Base Rate on or before the first day of each and every month during the term hereof. If this lease begins on any day other than the first (1st) of any calendar month, then the rent for the first month will be prorated for the number of days in that month that this lease is effective. A similar proration will be made for the end of the term.

         4.3 The Base Rent and all other sums payable by Tenant hereunder shall be referred to as "Rent". For further sums payable by Tenant as Rent (sometimes called "Additional Rent") see Articles VII, VIII, XI, XV and XX.

         4.4 It is understood that the Base Rent, Monthly Estimated Common Area Maintenance Charge (hereinafter defined) and Tenant Proportionate Share of Real Estate Taxes (hereinafter defined) is payable on or before the first day of each month without offset or deduction of any nature. In the event such Rent is not received when due or any check tendered to Landlord is returned to Landlord as uncollectible, Tenant shall pay the applicable service charges set forth in this
Section 4.4, which Landlord and Tenant agree are a fair and reasonable estimate of the costs to be incurred by Landlord by reason of such late payment. The service charge for a late payment shall be an amount equal to five percent (5%) of any installment of rent and other charges past due for more than five (5) days; provided, however, interest on such past due installment and late payment charge shall accrue at the rate of eighteen percent (18%) per annum after the thirtieth (30th) day such installment is past due until paid. The service charge for a returned check shall be Thirty-Five Dollars ($35). In no event shall the aggregate of the interest to be paid by Tenant, plus any other amounts paid in connection with the transaction evidenced hereby which would under applicable law be deemed "interest", ever exceed the maximum amount of interest which, under applicable law, could be lawfully charged to Tenant hereunder (the "Maximum Rate"). Therefore, none of the terms of this Lease shall ever be construed to create a contract to pay interest at a rate in excess of the Maximum Rate, and Tenant shall not be liable for interest in excess of that determined at the Maximum Rate, and the provisions of this Section shall control all other provisions of this Lease. If any amount of interest taken or received by Landlord shall be in excess of the maximum amount of interest which, under applicable law, could lawfully have been collected under this Lease, then the excess shall be deemed to have been the result of a mathematical error by Landlord and Tenant and shall be refunded promptly to Tenant.

         4.5 Any payment by Tenant or acceptance by Landlord of an amount less than that due under the terms hereof will be treated as a payment on account, regardless of any endorsement appearing on any such check or any statement made by Tenant to the contrary.

ARTICLE V - SECURITY DEPOSIT

         5.1 Upon the execution hereof, and prior to the commencement of the lease term under Article II hereof, Tenant shall pay to and deposit with Landlord the sum of Four Thousand Seven Hundred Twenty-Five Dollars ($4,725), as security for the full and faithful performance by Tenant of all the terms of this Lease required to be performed by Tenant. Landlord may use, apply, or retain the whole or any part of the money deposited as security hereunder to the extent required for the payment of any rent and additional rent or other sum(s) as to which Tenant is in default or for any sum(s) which Landlord may expend or may be required to expend by reason of Tenant's default in respect of any of the conditions of this Lease, including, but not limited to, any damages or deficiency in reletting of the Leased Premises whether such damages or deficiency accrued before or after summary

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proceedings or other reentry by Landlord. In the event of Landlord's sale or lease of the Leased Premises of which the Leased Premises forms apart, Landlord shall have the right to transfer said security deposit to the purchaser or lessee, and Landlord shall thereupon be released from all liability for the return of such security deposit. In the event of such a transfer, Tenant shall look solely to said transferee for the return of said security deposit. Tenant shall not assign or encumber the money deposited as security without the prior written consent of Landlord, and Tenant agrees that neither Landlord nor its successors and assigns shall be bound by any such assignment or encumbrance. Tenant agrees that the money deposited as security hereunder will not be used to pay the Rent for the last month of the term hereof without the prior written consent of Landlord. Tenant shall not be entitled to any interest on the money deposited as security hereunder. Subject to the terms of this Section, in the event that Tenant shall comply with all of the terms of this Lease, the money deposited as security hereunder will be returned to Tenant at the expiration of the term hereof and after delivery of possession of the Leased Premises to Landlord.

ARTICLE VI - QUIET ENJOYMENT

         6.1 Landlord shall put Tenant into possession of the Leased Premises on the Commencement Date, and Tenant, upon paying the rent and observing the other covenants and conditions herein, upon its part to be observed, shall have peaceable and quiet and enjoyment of the Leased Premises.

ARTICLE VII - COMMON AREAS OF THE BUILDING; MAINTENANCE THEREOF

         7.1 The term "Common Area" is defined for all purposes of this Lease as that part of the Building intended for the common use of all tenants, including among other facilities (as such may be applicable to the Building) parking areas, private streets and alleys, landscaping, curbs, loading areas, sidewalks, lobbies, hallways, lighting facilities, drinking fountains, public toilets, and the like but excluding space in buildings (now or hereafter existing) designed for rental for commercial purposes, as the same may exist from time to time, and further excluding streets and alleys maintained by a public authority. Landlord reserves the right to change from time to time the dimensions and location of the Common Area. Tenant, its employees and customers, and, when duly authorized pursuant to the provisions of this Lease, its subtenants shall have the nonexclusive right to use the Common Area as constituted from time to time. Such use shall be in common with Landlord, other tenants in the Building and other persons permitted by Landlord to use the same, and shall be subject to such reasonable rules and regulations governing use as Landlord may from time to time prescribe, including the designation of specific areas within the Building or in reasonable proximity thereto, in which automobiles owned by Tenant, its employees, subtenants, licensees and concessionaires shall be parked. The Tenant shall be provided twenty (20) parking spaces; ten (10) of which shall be on site [three (3) in front of the Building and seven (7) on the river side of the Building 1 and ten (10) of which shall be in the Arms Parking Lot. Tenant shall not take any action which would interfere with the rights of other persons to use the Common Area. Landlord may temporarily close any part of the Common Area for such periods of times as may be necessary to make repairs or alterations or to prevent the public from obtaining prescriptive rights. Landlord shall be responsible for the operation, management, and maintenance of the Common Area, the manner of maintenance and the expenditures therefor to be in the sole discretion of Landlord.

         7.2 - (a) In addition to Monthly Rent and any other charges prescribed in this Lease, beginning in Lease Year 2, Tenant shall pay to Landlord Tenant's Proportionate Share of any increase from the cost incurred in the calendar year 1995, for the cost of ownership, operation and maintenance of the Common Area (including, among other costs, those for lighting, painting, cleaning, inspecting, repairing, replacing, and removing of snow and ice from the Common Area, and the cost of heating, cooling and other utilities for any lobbies and hallways, and, in the event that the Leased Premises and other areas of the Building which are leased are not separately metered for utilities, the costs of electricity, heating, cooling and other utilities servicing the Building) which may be incurred by Landlord in its discretion, including the cost of maintaining and repairing all utility mains, lines, conduits and other facilities located on, above or under the Common Area, a reasonable allowance for Landlord's overhead costs and for depreciation of maintenance equipment (collectively, the "Common Area Maintenance Charges"). Tenant's Proportionate Share of the Common Area Maintenance Charges for Lease Year 1 is calculated to be $12,348 per year, which amount is included in the Base Rent stated in Article IV.

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         (b) During Lease Year 2, Tenant will pay Landlord a "Monthly Estimated
Common Area Maintenance Charge" in an amount to be determined by Landlord, monthly in advance, payable at the same time and place as the Monthly Rent is payable. Landlord shall have the right to adjust such monthly estimate on an annual basis, pursuant to the following paragraph.

         (c) Beginning in 1996, within ninety (90) days of the end of each calendar year occurring during the Term of this Lease (or subsequent to the expiration or other termination of this Lease, if such occurs on a date other than the last day of a calendar year), Landlord will give Tenant notice of the total amount paid by Tenant for the relevant calendar year together with the actual amount of Tenant's Proportionate Share of the Common Area Maintenance Charges (the "Total Cost") for such calendar year. If the actual amount of Tenant's Proportionate Share of the Total Cost with respect to such period exceeds the aggregate amount previously paid by Tenant with respect thereto during such period, Tenant shall pay to Landlord the deficiency within fifteen
(15) days following notice from Landlord; however, if the aggregate amount previously paid by Tenant with respect thereto exceeds Tenant's Proportionate Share of the Total Cost for such period, then, at Landlord's election, such surplus (net of any amount then owing by Tenant to Landlord) shall be credited against the next ensuing installment of any such cost due hereunder by Tenant or against any other amount of Rent owing by Tenant to Landlord hereunder, or Landlord may refund such net surplus to Tenant. Periodically, during the Term of this Lease, Landlord shall have the right to estimate Tenant's Proportionate Share of Common Area Maintenance Charges for the next fiscal period (determined by Landlord) of the Term of this Lease, whereupon, Tenant shall pay Landlord such amounts as may be so indicated by Landlord in the same manner as the Monthly Estimated Common Area Maintenance Charge.

         7.3 Tenant shall furnish to Landlord upon request a complete list of license numbers of all automobiles operated by Tenant, its employees, subtenants, licensees or concessionaires. Tenant agrees that if any automobile or other vehicle owned by Tenant or any of its employees, subtenants, licensees or concessionaires, or any of their respective employees, shall at any time be parked in any part of the Building, other than the specific areas designated by Landlord from time to time for employee parking, Landlord shall be and is hereby authorized to cause such automobile or other vehicle to be removed to such other location, either within or beyond the Building. Tenant agrees to indemnify Landlord, its employees, and agents and holds each of them harmless from any and all claims of whatsoever nature which may arise by reason of such removal of vehicles owned by Tenant or any of its employees, subtenants, licensees or concessionaires.

ARTICLE VIII - CONDITION OF LEASED PREMISES; REPAIRS

         8.1 Subject to the terms of Article I of this Lease, Tenant accepts the Building, improvements, and any equipment or fixtures on or in the Leased Premises "as is" and in their existing condition and agrees that no representation, statement or warranty, express or implied, has been made by or on behalf of Landlord as to such condition, or as to the use that may be made of such property.

         8.2 If the Leased Premises is now, or at any time during the term of this Lease becomes, a "Public Accommodation" under the Americans with Disabilities Act of 1990 (the "ADA"), Tenant shall, at its sole expense, be responsible for (i) compliance with Title ILI of the ADA to the extent that the AD.A imposes obligations on the procedure and design of any alterations to the Leased Premises made by Tenant, and (ii) making modifications in its policies, practices and procedures in connection with the operating of Tenant's business. If a failure to make such modifications constitutes a violation of the ADA, Tenant shall indemnify and hold harmless Landlord with respect to its failure to comply with the foregoing responsibilities. Any work to be performed Tenant pursuant to this Section 8.2 shall be governed by all the provisions set forth in Section 9.1 below. Tenant shall have no responsibility for, nor shall it be a part of the Common Area Maintenance, any work required by the ADA to other tenant space in the Building or in the common areas of the Building unless such work is required by Tenant's use of the Leased Premises.

         8.3 Landlord shall maintain in good repair the structural integrity of the roof, and exterior walls of the Leased Premises, and the structural beams, structural columns and other structural parts of the Leased Premises, and the cost of such amount shall be reimbursed to Landlord as part of the Common Area Maintenance Charges. Tenant shall keep, during the term hereof, at its own cost and expense, both the interior of the Leased

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Premises, excluding the structural integrity of the roof and exterior walls, in as good condition as the same was at the commencement of the term hereof, reasonable wear and tear, taking by eminent domain and damage due to fire or casualty insured against excepted. Tenant shall replace, at its own cost and expense, window glass, if any, of the same kind and quality, reasonable wear and tear, taking by eminent domain and damage due to fire or other casualty insured against excepted. Tenant shall replace and/or repair, at its own cost and expense, all light bulbs and lighting fixtures which are damaged, broken or cease to function during the term hereof, with bulbs or fixtures of the same kind and quality. Tenant shall be responsible for regular service and routine maintenance of the heating/ventilating/air conditioning system servicing the Leased Premises.

         8.4 Tenant shall rake good we of the Leased Premises and keep the same free from waste at all times. Tenant shall keep the Leased Premises and sidewalks, service-ways and loading areas adjacent to the Leased Premises neat, clean and free from dirt or rubbish at all times, and shall store all trash and garbage within the Leased Premises, arranging for the regular pick-up of such trash and garbage at Tenant's expense. Removal of garbage and trash shall be made only in the manner and areas prescribed by Landlord. Tenant shall arrange for the regular pick up of trash and refuse at Tenant's expense, unless Landlord provides other refuse service, in which case Tenant shall use such other refuse service and pay the cost of such service as specified by Landlord. Tenant shall not operate an incinerator or burn trash or garbage within the Building. Tenant shall procure at its sole expense all permits and licenses required for the transaction of business in the Leased Premises and otherwise comply with all applicable laws, ordinances, and governmental regulations affecting the Building, including those relating to Hazardous Waste or Substance (hereinafter defined) now in force or that may be hereafter enacted or promulgated.

 ARTICLE IX - IMPROVEMENTS BY TENANT

         9.1 Tenant shall not make or allow to be made an alterations, installations, additions or improvement in or to the Leased Premises, or place heavy furniture or equipment within the Leased Premises, without Landlord prior written consent, which consent shall not be unreasonably withheld or delayed. Any such alterations, additions or improvements to the Leased Premises shall be governed by the following terms:

         (a) No such alteration, addition or improvement shall lessen the fair market value of the Leased Premises or the Building and all such improvements are performed in class and quality at least equal to the original construction work;
         (b) All work for any such alteration, addition or improvement shall be performed by a contractor approved by Landlord prior to the commencement of the work, and Landlord shall approve the construction contract which shall be between the Tenant and the approved contractor;
         (c) Prior to the commencement of work on any such alteration, addition or improvement, Tenant shall procure, at its own cost and expense, all necessary permits; furthermore, the plans and specifications covering the same will have been submitted to and approved by (I) Landlord,
         (ii) all municipal or other governmental departments or agencies having jurisdiction over the subject matter thereof, and (iii) any mortgagee having an interest in or lien upon the Leased Premises or the Building if required by the terms of the mortgage, it being understood that Landlord will not unreasonably refuse to join in any application to any such mortgagee or governmental agency to obtain such approval with respect to any reasonable alteration, addition or improvement;
         (d) In carrying out all such alterations, additions and improvements, Tenant shall comply with the standards, guidelines and specifications imposed by all municipal or other governmental departments and agencies having jurisdiction over the same, including without limitation, all building codes;
         (e) Prior to the commencement of work on any such alteration, addition or improvements, Tenant shall have procured and delivered to Landlord the policy of Builder's Risk insurance hereinafter referred to in
         Section 21.2 hereof or additional fire and extended coverage insurance as required by Section 21.3 hereof, whichever is applicable;
         (f) All work shall be completed promptly and in a good and workman like manner and shall be performed in such a manner that no mechanics, materialmens or other similar liens shall attach to Tenant's leasehold estate, and in no event shall Tenant permit, or be authorized to permit, any such liens or other claims to be asserted against Landlord or Landlord's rights, estate and interest with respect to the



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         Leased Premises or the Building; and at the completion of all work
         Tenant shall obtain waivers of mechanics and materialmens liens from all persons performing work on or on furnished material to the Leased Premises; and

         (g) Any such alteration, addition or improvement made by Tenant pursuant to the terms hereof shall, at the expiration of the term hereof become and remain the property of Landlord, provided, however, that Landlord may, at its option and upon notice to Tenant not less than ninety (90) days prior to such expiration, require Tenant to remove any such alterations, additions, and improvements and to restore the Leased Premises to their condition as at the beginning of the term hereof, reasonable wear and tear, taking by eminent domain and damage due to fire or other casualty insured against excepted.

ARTICLE X - MACHINERY AND EQUIPMENT - TRADE FIXTURES

         10.1 All alterations, installations, additions or improvements, other than moveable furniture and moveable trade fixtures, made by Tenant to the Leased Premises shall remain upon and be surrendered with the Leased Premises and become the property of Landlord at the expiration or termination of this Lease or the termination of Tenant's right to possession of the Leased Premises; provided, however, that Landlord may require Tenant, at Tenants cost, to remove any and all of such items that are not building standard within ten (10) days following the expiration or termination of this Lease, or the termination of Tenant's right to possession of the Leased Premises. Tenant, at it's sole cost and within ten (10) days following the expiration or termination of this Lease, shall remove all of Tenant's property from the Leased Premises. Any such property which may be removed pursuant to the preceding sentence and which is not so removed prior to the expiration or earlier termination of this Lease may be removed from the Leased Premises by Landlord and stored for the account of Tenant; and if Tenant fails to reclaim such property within thirty (30) days following such expiration or earlier termination of this Lease, then such property will be deemed to have been abandoned by Tenant, and may be appropriated, sold, destroyed or otherwise disposed of by Landlord without notice to Tenant and without obligation to account therefor. Tenant shall pay to Landlord the cost incurred by Landlord in moving, storing, selling, destroying or otherwise disposing of any such property.

ARTICLE XI - UTILITIES

         11.1 The electricity servicing the Leased Premises is not currently separately metered. At Landlord's option, Tenant shall:

         (a) Reimburse Landlord for electricity usage pursuant to an agreement based upon Tenant's power usage at its former facility; or

         (b) Landlord will submeter Tenant's electric usage, in which event Tenant will reimburse Landlord based on its actual usage; or

         (c) Landlord will install a separately metered electric service to the Leased Premises, and Tenant shall pay for its usage directly to Public Service Company of New Hampshire.

         11.2 Subject to the provisions of 11.1 above, if the following utilities are separately provided to the Leased Premises, Tenant shall make arrangements for and pay when due all charges for gas, oil, electricity, water, light, heat, air conditioning, sewer, power, telephone and any other services used on or about or supplied to the Leased Premises and shall indemnify Landlord against any liability on such account. Landlord shall not be liable for any failure of water supply or electric current or of any service by any utility; or injury to persons (including death) or damage to property resulting from steam, gas, electricity, water, rain or snow which may flow or leak from any part of the Leased Premises or from any pipes, appliances or plumbing works, on the street or subsurface, or from any other place; or for interference with light or other easements, however caused.

         11.3 Tenant shall, at its sole cost and expense, maintain, repair, change and improve the water, sewer, electric and other utility systems which are located within the Leased Premises. Any work performed by Tenant under this
Section 11.2 shall be governed by all of the terms contained in Section 9.1 of this Lease.


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 ARTICLE XII - USE OF LEASED PREMISES

         12.1 Without the prior written consent of Landlord, Tenant may use the Leased Premises only for the purpose related to its water purification equipment and precision cleaning equipment business with offices on the second floor, center [Four Thousand Seven Hundred Four (4,704) square feet] and production on the first floor, south end [Six Thousand Six Hundred Twenty-Five (6,625) square feet] and for other services and purposes reasonably incident thereto.

         12.2 In its use of the Leased Premises, Tenant shall comply with all statutes, ordinances and regulations applicable to the use thereof, including, without limiting the generality of the foregoing, the Zoning Ordinances of the City of Manchester, New Hampshire, as now in effect or as hereafter amended.

         12.3 Tenant shall not injure or deface, or commit waste with respect to the Leased Premises nor occupy or use the Leased Premises, or permit or suffer any part thereof to be occupied used, for any unlawful or illegal business, use or purpose, nor for any business, use or purpose deemed to be disreputable or extra-hazardous, nor in such manner as to constitute a nuisance of any kind, nor for any purpose nor in any manner in violation of any present or future laws, rules, requirements, orders, directions, ordinances or regulations of any governmental or lawful authority including Boards of Fire Underwriters. Tenant shall, immediately upon the discovery of any such unlawful illegal, disreputable or extra-hazardous use, take, at its own cost and expense, all necessary steps, legal and equitable, to compel the discontinuance of such use and to oust and remove the subtenants, occupants or other persons guilty of such unlawful, illegal, disreputable or extra-hazardous use.

         12.4 Tenant shall procure any licenses or permits required by any use of the Leased Premises by Tenant.

ARTICLE XIII - HAZARDOUS WASTE OR SUBSTANCES

         13.1 Except for the Tenant's use of the Leased Premises as described and permitted in Article XII above ("Tenant's Use"), Tenant shall not use the Leased Premises for the generation, storage or treatment of hazardous waste or substances, and hereby certifies that its operations or other use of the Leased Premises will not involve same. For purposes of this lease, the term "Hazardous Waste or Substances" is defined by cumulative reference to the following sources as amended from time to time: (1) The Resource Conservation and Recovery Act of 1976, 42 USC ~901 et seq (RCRA); (2) Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. ~9601 et seq.; (3) Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. ~6901 et seq; (4) CPA Federal Regulations promulgated thereunder and codified in 40 C.F.R. Parts 260-265 and Parts 122-124; (5) New Hampshire R.S.A. Ch 147 and 147-A; (6) New Hampshire Regulations promulgated thereunder by any Agency or Department of the state.

         13.2 Tenant agrees not to release or dispose of any Hazardous Waste or Substances at the Leased Premises, nor to permit the same, at any time other than in accordance with ordinary business practice and in compliance with applicable laws, rules, ordinances and regulations. Tenant covenants to strictly comply with all the requirements of all environmental laws and to immediately notify Landlord of the presence (except as permitted in conjunction with Tenant's Use), release, discharge, spill or threat of release, discharge or spill of any Hazardous Waste or Substance at or from the Leased Premises or any notice or claim received by it of any violation of any environmental laws.

         13.3 Tenant warrants and acknowledges that at no time have funds been expended from the State of New Hampshire's hazardous waste cleanup fund established under RSA 147-B with respect to any of Tenant's property located within New Hampshire which would entitle the State to also called superlien under RSA 147-B: 10 III. Tenant also acknowledges same with respect to similar laws of any other state which liens might possibly affect the Leased Premises. The warranty of this section will survive the expiration or termination of this Lease.

         13.4 To the fullest extent permissible according to law, and without limiting other rights or remedies of Landlord, Tenant unconditionally, absolutely and irrevocably agrees to defend, hold harmless and indemnify Landlord and the holder of a mortgage lien on the Building (the "Mortgagee") and their officers, employees, agents and contractors (the "Indemnified Parties") against all damages, claims, costs, losses, liabilities and expenses, including attorney's fees and expenses, suffered or incurred by the Indemnified Parties due to the existence at any time of any Hazardous Waste or Substances (except as permitted in conjunction with Tenant's Use) at the Leased Premises or the Building, or by any other person for whose conduct Tenant is responsible, including without limitation, any claims, costs, losses, liabilities and expenses arising from the violation of any environmental laws or the imposition by any local, state or federal government or governmental agency, department or authority of a lien, attachment or other encumbrance on any part of the Building. The foregoing indemnification shall survive the expiration or the termination of this Lease.

         13.5 If the presence or release of Hazardous Waste or Substances at or from the Leased Premises or the Building has resulted in contamination of any portion of the Leased Premises or the Building resulting in a level of contamination greater than the levels permitted or established by any governmental agency having jurisdiction, then Tenant shall promptly take any and all action necessary to clean up such contamination to the extent required by any governmental authority having jurisdiction or as a condition to the issuance or continuing effectiveness of any governmental approval or any insurance policy that relates to the Building or the use thereof. Tenant shall further be solely responsible for, and shall defend, indemnify and hold the Indemnified Parties harmless from and against all damages, claims, costs, losses, liabilities and expenses, including attorney's fees and expenses, of whatever nature, on account of, arising out of or in connection with any removal, clean up or restoration work which is required to return the Leased Premises or the Building and any other affected property of whatever nature to their condition existing prior to the presence or release of the Hazardous Waste or Substances.

         13.6 Landlord has no knowledge of the existence of any Hazardous Waste or Substance in the Leased Premises. To the fullest extent permissible according to law, and without limiting other rights or remedies of Tenant, Landlord unconditionally, absolutely and irrevocably agrees to defend, hold harmless and indemnify Tenant and its officers, employees, agents and contractors (the "Indemnified Parties") against all damages, claims, costs, losses, liabilities and expenses, including attorney's fees and expenses, suffered or incurred by the Indemnified Parties due to the existence of any Hazardous Waste or Substances at the Leased Premises prior to the term of this lease, in the remaining portion of the Building arising solely out activities by Landlord, of any Hazardous Waste or Substances, including without limitation, any claims, costs, losses, liabilities and expenses arising from the violation of any environmental laws or the imposition by any local, state or federal government or governmental agency, department or authority of a lien, attachment or other encumbrance on any part of the Building. The foregoing indemnification shall survive the expiration or the termination of this Lease.

         13.7 If, as the result of the activities of Landlord, the presence or release of Hazardous Waste or Substances at or from the Leased Premises or the Building has resulted in contamination of any portion of the Leased Premises or the Building resulting in a level of contamination greater than the levels permitted or established by any governmental agency having jurisdiction, then Landlord shall promptly take any and all action necessary to clean up such contamination to the extent required by any governmental authority having jurisdiction or as a condition to the issuance or continuing effectiveness of any governmental approval or any insurance policy that relates to the Building or the use thereof.

ARTICLE XIV - ASSIGNMENT; SUBLEASING

         14.1 Tenant shall not, voluntarily, by operation of law, or otherwise, assign, transfer, mortgage, pledge or encumber this Lease or sublease the Leased Premises or any part thereof, or grant a right to any person other than Tenant, its employees, agents, servants and invitees to occupy or use the Leased Premises or any portion thereof, without the express prior written consent of Landlord. Any attempt to do any of the foregoing without such written consent shall be null and void and of no affect, and shall further constitute a material default under this Lease. If Tenant so requests Landlord's consent, said request shall be in writing specifying the duration of said desired sublease or assignment, the date same is to occur, the exact location of the space affected thereby and the proposed rentals on a square foot basis chargeable thereunder, and shall be submitted to Landlord at least sixty (60) days in advance of the date on which Tenant desires to make such assignment or sublease or allow such occupancy or use. Upon such request, Landlord may, in its sole discretion, (i) deny such consent, or (ii) grant such consent subject to Landlord's approval of the assignee, transferee, subtenant or mortgagee, or
(iii) elect to terminate this Lease, or (iv) suspend this Lease as to the space to be affected by such assignment, sublease or other event specified above for the duration specified by Tenant in its notice, in which event Tenant will be relieved of all obligations hereunder as to such space during such suspension, including a suspension of the rent hereunder in proportion to the portion of the Leased Premises affected thereby (but after said suspension, if the suspension is not for the full term hereof, Tenant shall once again become liable hereunder as to the applicable space).

         14.2 Tenant shall, despite any permitted assignment or sublease, remain directly and primarily liable for the performance of all of the covenants, duties and obligations of Tenant hereunder, and Landlord shall be permitted to enforce the provisions of this Lease against Tenant or any assignee: or sublessee without demand upon or proceeding in any way against any other person.

         14.3 Consent by Landlord to a particular assignment or sublease shall not be deemed a consent to any other subsequent transaction. If this Lease is assigned or if the Leased Premises are subleased without the permission of Landlord, then Landlord may nevertheless collect rent from the assignee or sublessee and apply the net amount collected to the rent payable hereunder, but no such transaction or collection of rent or application thereof by Landlord shall be deemed a waiver of any provision hereof or a release of Tenant from the performance of the obligations of the Tenant hereunder.

         14.4 All cash or other proceeds of any assignment, sale or sublease of Tenant's interest in this Lease, whether consented to by Landlord or not, shall be paid to Landlord notwithstanding the fact that such proceeds exceed the rent called for hereunder, and Tenant hereby assigns to Landlord all rights it might have or ever acquire in such proceeds.

 ARTICLE XV - TAXES AND ASSESSMENTS

         15.1 Beginning in Lease Year 2, Tenant shall pay, in addition to Base Rent and other charges, an amount equal to Tenant's Proportionate Share of the increase in "Real Estate Taxes" (hereinafter defined) from the amount of Real Estate Taxes for the 1995 tax year and levies and charges and governmental impositions, duties and charges of like kind and nature which are or may during the term of this Lease be charged, laid, levied or imposed upon or become a lien or liens upon the Building or any part thereof, or upon any buildings or appurtenances thereto or any parts thereof, or which may become due and payable with respect thereto and any and all taxes charged, laid or levied in addition to the foregoing under or by virtue of any present or future laws, requirements, rules, orders, directions, ordinances or regulations of the United States of America, the State of New Hampshire, County of Hillsborough, City of Manchester government, or of any other municipal government or lawful authority whatsoever. All such duties and charges, including Real Estate Taxes, are referred to herein as "Taxes". Tenant's Proportionate Share of Real Estate Taxes for Lease Year 1 is calculated to be $4,764 per year, which amount is included in the Base Rent stated in Article TV.

         15.2 "Real Estate Taxes" means all real estate taxes, sewer taxes, and any other charges made by a public authority which upon assessment or failure of payment become a lien or liens upon the Building or any part thereof, or upon any buildings or appurtenances thereto, or any parts thereof, or which may become due and payable with respect thereto. If any betterment assessments are payable by law in installments, said betterment assessments are deemed payable not for the period in which the same are assessed but in installments for the periods in which the installments thereof are payable. Peal estate taxes shall not include any franchise, estate, inheritance, succession, capital levy or transfer tax of Landlord or any income tax of Landlord.

         15.3 Beginning in Lease Year 2, Tenant shall pay to Landlord along with each installment of rent, an amount equal to one-twelfth (1/12th) of Tenant's Proportionate Share of the increase of the Taxes from the 1995 tax year for the current tax year, if the amount thereof is known, or of an estimate of said increase, if the amount thereof for the current tax year is not known. Upon receipt by Landlord of the final tax bill for any tax year during the term of this Lease, Landlord shall give Tenant notice of the total amount of said increase in Taxes paid by landlord for such tax year. If the actual amount of Tenant's Proportionate Share of said increase in Taxes with respect to such tax year exceeds the aggregate amount previously paid by Tenant, Tenant shall pay to Landlord the deficiency within fifteen (15) days following notice from Landlord. If the aggregate amount previously paid by Tenant with respect thereto exceeds Tenant's Proportionate Share of said increase in Taxes for such tax year, then, at Landlord's election, such surplus (net of any amounts then owing by Tenant to Landlord) shall be credited against the next ensuing installment of any such cost due hereunder by Tenant. Periodically, during the Term of this Lease, Landlord shall have the right to estimate Tenant's Proportionate Share of said increase in Taxes for the next tax year (determined by Landlord) of the term of this Lease, whereupon Tenant shall pay Landlord such revised amount as set forth in the first sentence of this Section 15.3.

         15.4 Tenant shall also punctually pay and discharge all taxes which are or may during the term of this Lease be charged, laid, levied or imposed upon or become a lien upon any personal property of Tenant attached to or used in connection with Tenant's business conducted on the Leased Premises which personal property constitutes a fixture. Nothing herein contained requires Tenant to pay any taxes on the rent reserved to Landlord hereunder.

         15.5 Landlord, at its option, may, but shall not be obligated to, contest or review by any appropriate proceedings, and at Landlord's expense, any tax, charge or other governmental imposition aforementioned which shall not be contested or reviewed as aforesaid by Tenant, and Tenant shall promptly join with Landlord in such contest or review if Landlord so requests. Any abatement in such taxes shall be reflected in the amount of taxes to be paid by Tenant the following year pursuant to this Article XV.

ARTICLE XVI - MECHANIC'S LIEN

         16.1 In the event of the filing in the Hillsborough County Registry of Deeds of any notice of a builder's, supplier's or mechanic's lien on the Leased Premises or the Building arising out of any work performed by or on behalf of Tenant (excluding any work performed by Landlord), Tenant shall cause without delay proper proceedings to be instituted to test the validity of die lien claimed, and before the end of the term to discharge the same by the posting of bond or otherwise; and during the pendency of any such proceeding, Tenant shall completely defend and indemnify Landlord against any such claim or lien and all costs of such proceedings wherein the validity of such lien is contested by Tenant, and during the pendency of such proceeding such lien may continue until disposition of such proceeding, and after disposition thereof, Tenant shall cause said lien to be released and discharged.

ARTICLE XVII - EMINENT DOMAIN

         17.1 If the Leased Premises is lawfully condemned or taken by any public authority either in its entirety or in such proportion that it is no longer suitable for the intended use by Tenant, then this Lease will automatically terminate without further act of either party hereto on the date when possession of the Leased Premises is taken by such public authority, and each party hereto will be relieved of any further obligation to the other except that Tenant shall be liable for and shall promptly pay to Landlord any rent or other payments due hereunder then in arrears or Landlord shall promptly rebate to Tenant a pro rata portion of any rent or other such payments paid in advance. In the event the proportion of the Leased Premises so condemned or taken is such that the Leased Premises is still suitable for its intended use by Tenant, this Lease will continue in effect in accordance with its terms and a portion of the rent and other payments due hereunder will abate equal to the proportion of the rental value of the Leased Premises so condemned or taken. In either of the above events, the award for the property so condemned or taken will be payable solely to Landlord without apportionment to Tenant, except that Tenant shall be entitled to a separate award, if any, for moving expenses.

ARTICLE XVIII - LIABILITY

         18.1 Except for injury or damage caused by the gross negligence or willful misconduct of Landlord, its servants or agents, Landlord shall not be liable for any injury or damage to any person happening on or about the Leased Premises or the Building or for any injury or damage to the Leased Premises or to any property of Tenant or to any property of any third person, firm, association, or corporation on or about the Leased Premises or the

Building. Tenant shall, except for injury or damage caused as aforesaid, defend (with counsel reasonably acceptable to Landlord), indemnify and hold Landlord harmless from and against any and all liability and damages, costs and expenses, including reasonable attorneys' fees, and from and against any and all suits, claims and demands of any kind or nature whatsoever, by and on behalf of any person, firm, association or corporation arising out of or based upon any incident, occurrence, injury or damage which happens or may happen on or about the Leased Premises and from and against any matter or thing growing out of the condition, maintenance, repair, alteration, use, occupation or operation of the Leased Premises or the installation of any property therein or the removal of any property therefrom.

ARTICLE XIX - RULES AND REGULATIONS

         19.1 Tenant, its servants, employees, agents, visitors, invitees, and licensees, shall observe faithfully and comply strictly with the Rules and Regulations set forth in Exhibit C hereto, and shall abide by and conform to such further rules and regulations as Landlord may from time to time reasonably make, amend or adopt, after Tenant receives a copy thereof.

ARTICLE XX - LANDLORD'S INSURANCE

         20.1 In the event of loss, Landlord shall promptly initiate action to effect a settlement with the insurer. Tenant shall cooperate with Landlord and any mortgagee in connection with the proceeding and collection of claims, and shall execute and deliver to Landlord such proofs of loss, releases and other instruments as may be necessary to settle any such claims and obtain the proceeds thereof, and in the event Tenant fails or neglects to so cooperate or to execute and deliver any such instrument, Landlord may, as the agent or attorney in fact of Tenant, execute and deliver any such instrument, and Tenant hereby nominates and appoints Landlord the proper and legal attorney in fact of Tenant for such purpose, hereby ratifying all that Landlord may lawfully do as such attorney in fact.

         20.2 If and to the extent permitted without prejudice to any rights of Landlord under the applicable insurance policies, Tenant shall be held free and harmless from liability for loss or damage to the Leased Premises by fire, the extended coverage perils, sprinkler leakage, vandalism and malicious mischief if and to the extent actually insured against, whether or not such loss or damage is the result of the negligence of Tenant, its employees or agents. This subsection does not impose any added obligation or expense upon Landlord nor require that it carry any insurance of any kind and is to be construed only as a limitation upon the rights of the insurance carriers to subrogation.

ARTICLE XXI - TENANT'S INSURANCE

         21.1 Tenant shall, from the Delivery of Possession of the Leased Premises, even if such date precedes the commencement of the term hereof, and throughout the term hereof procure and carry at its own expense comprehensive liability insurance on the Leased Premises with an insurance company authorized to do business in New Hampshire and acceptable to Landlord. Such insurance will be carried in the name of and for the benefit of Tenant and Landlord ; will be written on an "occurrence" basis; and shall provide coverage of at least One Million Dollars ($1,000,000) in case of death of or injury to one person, Three Million Dollars ($3,000,000) in case of death of or injury to more than one person in the same occurrence, and One Million Dollars (S1,000,000) in case of loss, destruction or damage to property. If applicable, Tenant shall comply with the requirements of the Boilers and Unfired Pressure Vessels Law (RSA 157-A), and in such event the policy or policies referred to above shall contain an endorsement providing pressure vessels insurance coverage and naming Landlord as an additional insured. Tenant shall furnish to Landlord a certificate of such insurance which must provide that the insurance indicated therein will not be canceled without at least ten (10) days written notice to Landlord.

         21.2 During any period or periods of construction by Tenant on the Leased Premises, the construction of which (a) is of a type to which Builder's Risk Insurance is applicable and (b)requires the-advance written approval of Landlord pursuant to Article M hereof, Tenant shall obtain and maintain in effect standard Builder's Risk Insurance written on a completed value basis, including extended coverage, and utilizing a maximum value at date of completion not less than the greater of (y) the aggregate contract price or prices for the construction of such facilities or (z) the amount which may be required by a mortgagee which is financing such construction. Such insurance shall be obtained from an insurance company authorized to do business in New Hampshire and acceptable to Landlord, and Lessee shall furnish to Landlord a certificate of such insurance which shall provide that the insurance indicated therein shall not be canceled without at least ten (10) days written notice to Landlord. If such construction by Tenant is of a type to which Builder's Risk Insurance is not applicable, Tenant shall provide the necessary additional coverage under the policies referred to in this ARTICLE XXI.

         21.3 Tenant shall procure and continue in force during the term hereof, all-risk insurance which contains fire and extended coverage on a full value, repair or replacement basis upon facilities, machinery, equipment and appurtenances constructed, erected or installed on or in the Leased Premises by Tenant and which have or: may become the property of Landlord pursuant hereto. The policies evidencing such insurance must provide that loss, if any, payable thereunder will be payable to Landlord and/or Tenant and/or mortgagee of the Leased Premises or the Building as their respective interests may appear, and all such policies together with evidence of payment of the premiums thereon will be delivered to Landlord and/or any such mortgagee. All such policies must be taken in such responsible companies authorized to do business in New Hampshire as Landlord shall approve (which approval shall not be unreasonably withheld) and must be in form satisfactory to Landlord. Upon receipt of a copy of notice of cancellation of any insurance which is the responsibility of Tenant hereunder, Landlord may pay the premiums necessary to reinstate the same. The amount so paid will constitute Additional Rent payable by Tenant at the next rental payment date. Payment of premiums by Landlord will not be deemed a waiver or release by Landlord of the default by Tenant in failing to pay the same or of any action which Landlord may take hereunder as a result of such default. Tenant shall neither violate, nor allow its agents or employees to violate any of the terms, conditions and provisions of such policies.

         21.4 If and to the extent permitted without prejudice to any rights of Tenant under the applicable insurance policies, Landlord shall be held free and harmless from liability for loss or damage to personal property of Tenant in the Leased Premises by fire, the extended coverage perils, sprinkler leakage, vandalism and malicious mischief if and to the extent actually insured against, whether or not such loss or damage is the result of the negligence of Landlord, its employees or agents. This subsection does not impose any added obligation or expense upon Tenant nor require that it carry any insurance of any kind and is to be construed only as a limitation upon the rights of the insurance carriers to subrogation.

ARTICLE XXII - DESTRUCTION OR DAMAGE

         22.1 In the event that the Leased Premises, as it exists at the beginning of the term hereof, is totally destroyed by fire or other casualty insured against, or is so damaged that repairs and restoration cannot, in the opinion of Landlord in its sole discretion, be accomplished within a period of one hundred twenty (120) days from the date of such destruction or damage, this Lease will automatically terminate without further act of either party hereto, and each party shall be relieved of any further obligation to the other except for the rights and obligations of the parties under ARTICLES XX and XXI hereof, and except that Tenant shall be liable for and shall promptly pay Landlord any Rent then in arrears or Landlord shall promptly rebate to Tenant a pro rata portion of any Rent paid in advance. In the event that the Leased Premises is so damaged that repairs and restoration can be accomplished within a period of one hundred twenty (120) days from the date of such destruction or damage, this Lease will continue in effect in accordance with its terms; such repairs and restoration will, unless otherwise agreed by Landlord and Tenant, be performed as closely as practicable to the original specifications (utilizing therefor the proceeds of the insurance applicable thereto without any apportionment thereof for damages to the leasehold interest created by this Lease), and until such repairs and restoration have been accomplished, a portion of the rent will abate equal to the proportion of the Leased Premises rendered unusable by the damage. Landlord's obligation to restore, replace or rebuild such facilities will not exceed in amount the sum of the insurance proceeds paid to it and/or released to it by any mortgagee with which settlement was made. In the event the Leased Premises may be repaired and/or restored within the aforementioned one hundred twenty (120) day period, but the cost of such repair or restoration exceeds the available insurance proceeds, at Landlord's discretion, this Lease will be terminated in which event the rights and duties of the parties shall be governed by the first sentence of this Section 22.1. Tenant shall execute and deliver to Landlord all instruments and documents necessary to evidence the fact that the right to such insurance proceeds is vested in Landlord. In the event of damage or destruction, partial or total, to or of machinery, equipment and appurtenances constructed or installed on or in the Leased Premises by Tenant, Tenant, provided it then be in full compliance with ARTICLE XXI hereof, will be entitled to receive an apportionment of the insurance proceeds in accordance with the relative damage or destruction to or of (a) the Leased Premises as it exists at the beginning of the term hereof and (b) the machinery, equipment and appurtenances, if any, constructed or installed on or in the Leased Premises by Tenant at its expense after the beginning of the term hereof and which could have been removed by Tenant pursuant to ARTICLE X hereof. Notwithstanding anything contained herein to the contrary, in the event that the damage to the Leased Premises results from the fault or negligence of Tenant, its agents, employees, licensees or invitees, Tenant shall not be entitled to any abatement or reduction of any rent or other sums due hereunder, and such damage shall be repaired by Tenant, or at Landlord's option by Landlord at Tenant's expense.

ARTICLE XXIII - REPOSSESSION BY LANDLORD

         23.1 At the expiration of this Lease or upon the earlier termination of this Lease for any cause herein provided for, Tenant shall peaceably and quietly quit the Leased Premises and deliver possession of the same to Landlord together with the improvements thereon at the beginning of the term hereof and all improvements constructed thereon by Tenant which are not removed pursuant to the terms hereof, and all machinery, equipment and appurtenances installed therein which have become part of the Leased Premises, or which are not to be removed pursuant to ARTICLE X hereof. At the time of delivery of possession to Landlord at the expiration of this Lease any and all machinery, equipment and appurtenances constructed or installed on or in the Leased Premises by Tenant at its expense after the beginning of the term hereof, which constitute fixtures and which have become the property of Landlord pursuant to ARTICLE X hereof will be free and clear of any mortgage, lien, pledge or other encumbrance or charge. Landlord acknowledges that Tenant intends to install the equipment listed on Exhibit D hereto and further acknowledges that said equipment shall remain the sole property of Tenant and shall not become fixtures. Tenant shall have the absolute right to remove the equipment listed on Exhibit D.

ARTICLE XXIV - MORTGAGE LIEN

         24.1 This Lease and all rights of Tenant hereunder are and will remain subject and subordinate to the lien of (a) any mortgage(s) constituting a lien on the Building, or any part thereof, at the date hereof, and b) the lien of any mortgage(s) hereafter executed to a person, bank, trust company, insurance company or other recognized lending institution to provide permanent financing or refinancing of the facilities on the Building, and (c) any renewal, modification, consolidation or extension of any mortgage or deed of trust referred to in clause (a) or b). Tenant shall, upon demand at any time or times, execute, acknowledge and deliver to Landlord, any and all instruments that may be necessary or proper to subordinate this Lease and all rights of Tenant here under to the lien of any mortgage, deed of trust or other instrument referred to in clause (b) or clause (c) of the preceding sentence, and, in the event that Tenant shall fail or neglect to execute, acknowledge and deliver any such subordination instrument notwithstanding its receipt of a reasonable subordination, nondisturbance and attornment agreement (see below) from said mortgagee, Landlord, in addition to any other remedies, may, as the agent or attorney-in-fact of Tenant, execute acknowledge and deliver the same, and Tenant hereby nominates, constitutes and appoints Landlord as Tenant's proper legal attorney-in-fact for such purposes; provided, however, that the subordination of this Lease shall be conditioned upon the execution and delivery by the mortgagee or trustee of an agreement (i) that so long as Tenant is not in default under the terms of this Lease the mortgagee or trustee, or any person succeeding to the rights of the mortgagee or trustee, or any purchaser at a foreclosure sale under said mortgage or deed of trust, shall not disturb the peaceful possession of Tenant hereunder, and (ii) that the proceeds of insurance policies received by it in settlement of losses under insurance policies held by it will be applied to the cost of repairs and restoration in those instances in which Landlord is obligated to repair and restore pursuant to the provisions hereof.

         24.2 Tenant shall execute and acknowledge a certificate containing such information as may be reasonably requested for the benefit of Landlord, any prospective purchaser or any current or prospective mortgagee of the Building within ten (10) days of receipt of same. In the event Tenant fails to deliver such certificate to Landlord, Tenant irrevocably appoints Landlord as Tenant's attorney-in-fact to execute the same.

ARTICLE XXV - DEFAULT

         25.1 In the event that (a) any installment of Rent or Additional Rent is not paid within ten (10) days after the same is due and payable, or b) Tenant defaults in the performance or observance of any other covenant or condition in this Lease and such default remains unremedied for ten (10) days after written notice thereof has been given or sent to Tenant by Landlord, or (c) any warranty or representation made by Tenant herein proves to be false or misleading, or (d) Tenant makes an assignment for the benefit of creditors, is generally not paying its debts as such debts become due, a custodian is appointee or takes possession of its assets other than a trustee, receiver or agent appointed or authorized to take charge of less than substantially all of the property of Tenant for the purpose of enforcing a lien against such property, commences any proceeding relating to Tenant or any substantial part of its property arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction whether now or hereafter in effect, or there is commenced against Tenant any such proceeding which remains undismissed for a period of sixty (60) days, or any order approving the petition in any such proceeding is entered, or Tenant by any act indicates its consent to, or acquiescence in, any such proceeding or the appointment of any receiver or trustee for Tenant or any substantial part of its property, or suffers any such receivership or trusteeship to continue undischarged for a period of sixty (60) days, or any party holding a security interest in any of Tenant's fixtures or personal property of any nature whatsoever that are located on the Leased Premises institutes or gives notice of foreclosure against any such property, or (e) Tenant shall have assigned or sublet the Leased Premises without the prior written consent of Landlord, or (f) Tenant shall abandon or vacate or shall commence to abandon or vacate the Leased Premises or any substantial portion of the Leased Premises or shall remove or attempt to remove, without the prior written consent of Landlord, all or a substantial portion of Tenant's goods, wares, equipment, fixtures, furniture, or other personal property, or (g) the dissolution of Tenant, in any of such events, Landlord may immediately or at any time thereafter and without demand or notice enter upon the Leased Premises or any part thereof in the name of the whole and repossess the same as of Landlord's former estate and expel Tenant and those claiming through or under Tenant and remove their effects forcibly if necessary, without being deemed guilty in any manner of trespass and without prejudice to any remedies which might otherwise be used for arrears of rent or preceding breach of covenant, and upon such entry this Lease will terminate, and in case of such termination or in case of termination under the provisions of statute by reason of the default of Tenant, Tenant shall remain and continue liable to Landlord in an amount equal to the total Rent reserved for the balance of the term plus all additional Rent reserved for the balance of such term less the net amounts (after deducting the expenses of repair, renovation or demolition) which Landlord realizes, or with due diligence should have realized, from the reletting of the Leased Premises, plus all costs associated with the termination of the Lease, including Landlord's reasonable attorneys' fees. As used in this Section, the term "Additional Rent" means the value of all considerations other than Base Rent agreed to be paid or performed by Tenant hereunder, including, without limiting the generality of the foregoing, taxes, assessments, maintenance charges, and insurance premiums. Landlord will have the right from time to time to relet the Leased Premises upon such terms as it deems fit, and if a sufficient sum is not thus realized to yield the net rent required under this Lease, Tenant shall satisfy and pay all deficiencies as they may become due during each month of the remaining term of this Lease. Nothing herein contained will be deemed to require Landlord to await the date on which this Lease, or the term hereof, would have expired had there been no default by Tenant, or no such termination or cancellation. Landlord's rights and remedies under this Lease are distinct, separate and cumulative remedies, and no one of them, whether or not exercised by Landlord, will be deemed to be in exclusion of any of the others herein or by law or equity provided. Nothing contained in this Section will limit or prejudice the right of Landlord to prove and obtain, in proceedings involving the bankruptcy or insolvency) of, or a composition with creditors by, Tenant the maximum allowed by any statute or rule of law at the time in effect.

ARTICLE XXVI - ACCESS TO LEASED PREMISES

         26.1 Landlord of its representatives shall have free access to the Leased Premises at all times in cases of emergency and at reasonable intervals during normal business hours for the purpose of inspection, or for the purpose of showing the Leased Premises to prospective purchasers or tenants, or for the purpose of making repairs which Tenant is obligated to make hereunder but has failed or refused to make; provided, that (with the exception of emergency situations), Landlord shall not unreasonably interfere with Tenant's business. The preceding sentence does not impose upon Landlord any obligation to make repairs. During the ninety
(90) day period preceding the expiration of this Lease, Landlord may keep affixed to any suitable part of the outside of the building on the Leased Premises a notice that the Leased Premises is for sale or rent.

ARTICLE XXVII - NOTICES

         27.1 Any written notice, request or demand required or permitted by this Lease will, until either party notifies the other in writing of a different address, be properly given if hand delivered or sent by certified or registered first class mail, postage prepaid, and addressed as follows:

If to Landlord:                 Mr. John C. Madden
                                Five-Forty North Associates
                                c/o JCM Management Company, Inc.
                                540 North Commercial Street
                                Manchester, NH 03101

With a copy to:                 Karen S. McGinley, Esq.
                                Devine, Millimet & Branch, P.A.
                                111 Amherst Street, P.O. Box 719
                                Manchester, NH 03105-0719

If to Tenant:                   Mr. James J. Andrus
                                Kyzen Corporation
                                13 Hampshire Drive
                                Hudson, NH 03051


With a copy to:                 Mr. Ben Wolfley
                                Kyzen Corporation
                                430 Harding Industrial Drive
                                Nashville, TN 37211

ARTICLE XXVIII - SIGNS; EXTERIOR APPEARANCE; PYLON

         28.1 Tenant shall not, without Landlord's prior written consent, install any exterior lighting, decorations, paintings, or the like; or erect or install any signs, banners, window or door lettering, placards, decorations or advertising media of any type that can be viewed from the exterior of the Leased Premises. Tenant may install a sign on the outside of the building to identify its business and logo in a style and coloring consistent with the other Tenant signs and shall be no larger than ten inches by thirty-six inches (10" X 36"). All signs, banners, lettering, placards, decorations and advertising media shall conform in all respects to the requirements, if any, of all applicable laws, codes and ordinances and to the sign criteria established by Landlord for the Building from time to time in the exercise of its sole discretion, and shall be subject to the prior written approval of Landlord as to construction, method of attachment, size, shape, height, Lighting, color and general appearance. All signs shall be kept in good condition and in proper operating order at all times. In the event that Tenant enters into a co-venture with another company, Tenant shall be permitted to add an additional sign at the building entrance identifying such party, subject to the conditions set forth in this Section
28.1. Upon the expiration or earlier termination of this Lease, Tenant shall remove the sign and restore the surface to which the sign was attached to its original condition at Tenant's expense. In the event Tenant fails to remove the sign within three (3) days from expiration or earlier termination of this Lease, the sign shall become the property of Landlord without any credit or compensation to Tenant, and Landlord may, but is not obligated to, remove and store or dispose of the sign and Tenant shall be liable to Landlord for all costs incurred by Landlord in connection therewith. Tenant shall indemnify and hold Landlord harmless from all loss, damage, cost, expense and liability in connection with Such removal, storage or disposal.

ARTICLE XXIX - SHORT FORM RECORDING

         29.1 If required by the applicable statute, there shall be recorded in the Hillsborough County Registry of Deeds a Notice of this Lease that complies in content and form with New Hampshire RSA Section 477:7-a. Landlord and Tenant shall execute and deliver a Notice of Lease in such form for such purpose. In the event of termination, cancellation or assignment of this Lease prior to the expiration of the term hereof, Landlord and Tenant shall execute and deliver, in recordable form, an instrument setting forth such termination, cancellation or assignment.

ARTICLE XXX - NO BROKER

         30. 1 The parties covenant that no broker was involved in any capacity in bringing about the relationship evidenced by this Lease, except for Kanteres Real Estate, Inc., whose fee, if any, is the responsibility of Landlord; and further agree that if any claim on behalf of any broker or agent is made or upheld, then the party against or through whom such claim is made shall defend (with counsel reasonably acceptable to the other party), indemnify and hold the other harmless against any damages, costs or expenses in any way attributable to such claim, including without limitation reasonable attorney's fees.

ARTICLE XXXI - WARRANTIES AND REPRESENTATIONS OF TENANT

         31.1 Tenant warrants and represents to Landlord that Tenant's entrance into this Lease does not violate any other contracts, agreements, Leases or any other arrangements of any nature whatsoever that Tenant has with any third parties.

         31.2 Tenant represents and warrants to Landlord that Tenant (i) is a corporation duly organized, validly existing under the laws of the state of its incorporation and in good standing under the laws of the state of its incorporation and the laws of the State of New Hampshire, (ii) has paid all franchise and other taxes, if any, required to maintain the corporate existence of Tenant, and (iii) is not the subject of voluntary or involuntary proceedings for the forfeiture of the Articles of Incorporation of Tenant for its dissolution.

ARTICLE XXXII - SUCCESSION

         32.1 This Lease is binding upon and will inure to the benefit of the heirs, executors, administrators, successor and permitted assigns of the parties hereto.

ARTICLE XXXIII - WAIVER

         33.1 Any consent, express or implied, by Landlord to any breach by Tenant of any covenant or condition of this Lease will not constitute a waiver by Landlord of any prior or succeeding breach by Tenant of the same or any other covenant or condition of this Lease. Acceptance by Landlord of rent or other payment with knowledge of a breach of or default under any condition hereof by Tenant will not constitute a waiver by Landlord of such breach or default.

ARTICLE XXXIV - GOVERNING LAW

         34.1 This Lease will be construed and interpreted in accordance with the laws of the State of New Hampshire.

ARTICLE XXXV - COUNTERPARTS

         35.1 This Lease may be executed in two (2) or more counter-parts, each of which will be deemed an original and all collectively but one and the same agreement.

ARTICLE XXXVI - MODIFICATION; ENTIRE AGREEMENT

         36.1 This Lease contains and embraces the entire agreement between the parties hereto and no part of it may be changed, altered, amended, modified, limited or extended orally or by agreement between the parties unless such agreement is expressed in writing and signed by Landlord and Tenant or their respective successors in interest.

ARTICLE XXXVII - SECTION HEADINGS

         37.1 The headings at the beginning of each of the Sections in this Lease are solely for purposes of convenience and identification and are not to be deemed or construed to be part of this Lease.

ARTICLE XXXIII - SEVERABILITY

         38.1 If any term, clause or provision of this Lease is judged to be invalid and/or unenforceable, the validity and/or enforceability of any other term, clause or provision in this Lease will not be affected thereby.

         IN WITNESS WHEREOF, the parties execute this Lease as of the day and year first above written.

FIVE-FORTY NORTH ASSOCIATES
("Landlord")


By: /s/ John C. Madden
    --------------------------------------
    John C. Madden, General Partner


KYZEN CORPORATION
("Tenant")


By: /s/ James J. Andrus
    --------------------------------------
    James J. Andrus,-Vice President